AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 4, 1999

                                                    REGISTRATION NO. 333-75083-1
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                           -------------------------

                        POST EFFECTIVE AMENDMENT NO. 1 TO

                                    FORM S-4

                             REGISTRATION STATEMENT

                                      UNDER

                           THE SECURITIES ACT OF 1933

                           -------------------------

                                   AT&T CORP.
             (Exact name of Registrant as specified in its charter)

        NEW YORK                          4811                     13-4924710
(State of incorporation)           (Primary Standard            (I.R.S. Employer
                                       Industrial                Identification
                                Classification Code Number)          Number)

                            32 AVENUE OF THE AMERICAS
                          NEW YORK, NEW YORK 10013-2412
                                 (212) 387-5400
               (Address, including zip code, and telephone number,
               including area code, of the Registrant's principal
                               executive offices)

                               ------------------

                             MARILYN J. WASSER, ESQ.
                       VICE PRESIDENT - LAW AND SECRETARY
                                   AT&T CORP.
                             295 NORTH MAPLE AVENUE
                            BASKING RIDGE, NEW JERSEY
                                 (908) 221-2000
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                        Copies of all communications to:

     DAVID M. SILK, ESQ.                               MARK D. GERSTEIN, ESQ.
WACHTELL, LIPTON, ROSEN & KATZ                           LATHAM & WATKINS
    51 WEST 52ND STREET                               SEARS TOWER, SUITE 5800
  NEW YORK, NEW YORK 10019                            233 SOUTH WACKER DRIVE
      (212) 403-1000                              CHICAGO, ILLINOIS 60606-6401
                                                         (312) 876-7700

                       ----------------------------------

         Approximate date of commencement of proposed sale to the public: as promptly as practicable after this Registration Statement becomes effective.

         IF ANY OF THE SECURITIES BEING REGISTERED ON THIS FORM ARE TO BE OFFERED ON A DELAYED OR CONTINUOUS BASIS PURSUANT TO RULE 415 UNDER THE
SECURITIES ACT OF 1933, CHECK THE FOLLOWING BOX.                           [ ]
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

ITEM 21.          EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

EXHIBIT
  NO.
-------

2.01* Amended and Restated Merger Agreement, dated as of October 2, 1998, among the Registrant, Winston, Inc. and Vanguard Cellular Systems, Inc. ("Vanguard") (the "Merger Agreement") (included as Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Securities and Exchange Commission (the "Commission") upon request.

2.02* Agreement and Plan of Restructuring and Merger among the Registrant, Italy Merger Corp. and Tele-Communications, Inc., dated as of June 23, 1998 (incorporated by reference to Exhibit 2.01 to the Registrant's Registration Statement on Form S-4, File No. 333-70279). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

4.01* No instrument that defines the rights of holders of long-term debt of the Registrant and all of its consolidated subsidiaries is filed herewith pursuant to Regulation S-K,
                   Item 601(b)(4)(iii)(A). Pursuant to such regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

5.01* Opinion of Robert S. Feit, Esq., General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.

8.01               Opinion of Wachtell, Lipton, Rosen & Katz as to certain U.S.
                   federal income tax matters.

8.02 Opinion of Latham & Watkins as to certain U.S. federal income tax matters.

23.01* Consent of Robert S. Feit, Esq., General Attorney and Assistant Secretary of the Registrant (included in Exhibit 5.01).

23.02*             Consent of Wasserstein Perella & Co., Inc.

23.03*             Consents of PricewaterhouseCoopers LLP.

23.04*             Consent of KPMG LLP.

23.05*             Consent of KPMG LLP.

23.06*             Consent of Arthur Andersen LLP.

-----------------------
* Previously filed.

EXHIBIT
  NO.
-------

23.07*             Consent of Arthur Andersen & Co.

23.08*             Consent of KPMG LLP

23.09*             Consent of Wachtell, Lipton, Rosen & Katz (included in
                   Exhibit 8.01).

23.10*             Consent of Latham & Watkins (included in Exhibit 8.02).

24.01*             Powers of attorney.

99.01* Option Agreement, dated as of October 2, 1998, between the Registrant and Vanguard (included as Appendix B to the Proxy Statement/Prospectus).

99.02* Voting Agreements, dated as of October 2, 1998, between the Registrant and Haynes G. Griffin, Stephen R. Leeolou, L. Richardson Preyer, Jr., Stuart S. Richardson, Piedmont Harbor-Piedmont Associates Limited Partnership and the Smith Richardson Foundation, Inc. (incorporated by reference to
                   Exhibit 3 to the Schedule 13D filed by the Registrant with respect to Vanguard on October 2, 1998).

99.03* Charitable Trust and Family Foundation Voting Agreements, dated as of December 22, 1998, between the Registrant and The Haynes G. Griffin 1998 Charitable Remainder Unitrust, the Griffin Family Foundation, The Stephen R. and Mary D. Leeolou 1998 Charitable Remainder Unitrust, the Leeolou Family Foundation, the Lunsford Richardson Preyer, Jr. Charitable Remainder Unitrust and the Preyer-Jacobs Foundation (incorporated by reference to Exhibit 7 to Amendment No. 2 to the Schedule 13D filed by the Registrant with respect to Vanguard on January 4, 1999).

99.04* Letter Agreement, dated December 28, 1998, between the Registrant and Vanguard regarding the Executive Loan Program (incorporated by reference to Exhibit 6 to Amendment No. 2 to the Schedule 13D filed by the Registrant with respect to Vanguard on January 4, 1999).

99.05*             Form of Vanguard Proxy Card.

99.06*             Form of Election and Letter of Transmittal.

-----------------------
* Previously filed.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-4 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 4th day of May, 1999.

                                    AT&T CORP.

                                    By:  /s/ Marilyn J. Wasser
                                       Name:  Marilyn J. Wasser
                                       Title: Vice President - Law and Secretary

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                           CAPACITY

       PRINCIPAL EXECUTIVE OFFICER:

C. Michael Armstrong*                            Chairman and Chief Executive
                                                 Officer

       PRINCIPAL FINANCIAL OFFICER:

Daniel E. Somers*                                Senior Executive Vice President
                                                 and Chief Financial Officer

       PRINCIPAL ACCOUNTING OFFICER:

Nicholas S. Cyprus*                              Vice President and Chief
                                                 Accounting Officer

       DIRECTORS

C. Michael Armstrong*
Kenneth T. Derr*
M. Kathryn Eickhoff*
Walter Y. Elisha*
George M.C. Fisher*
Donald V. Fites*
Ralph S. Larsen*
Donald F. McHenry*
Michael I. Sovern*
Sanford I. Weill*
Thomas H. Wyman*
John D. Zeglis*

* By:  /s/ Marilyn J. Wasser
        Marilyn J. Wasser
        (Attorney-In-Fact)

May 4, 1999

                                  EXHIBIT LIST

EXHIBIT
  NO.
-------

2.01* Amended and Restated Merger Agreement, dated as of October 2, 1998, among the Registrant, Winston, Inc. and Vanguard Cellular Systems, Inc. ("Vanguard") (the "Merger Agreement") (included as Appendix A to the Proxy Statement/Prospectus). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

2.02* Agreement and Plan of Restructuring and Merger among the Registrant, Italy Merger Corp. and Tele-Communications, Inc., dated as of June 23, 1998 (incorporated by reference to Exhibit 2.01 to the Registrant's Registration Statement on Form S-4, File No. 333-70279). The Registrant agrees to furnish supplementally a copy of any omitted schedule to the Commission upon request.

4.01* No instrument which defines the rights of holders of long-term debt, of the Registrant and all of its consolidated subsidiaries, is filed herewith pursuant to Regulation S-K,
                   Item 601(b)(4)(iii)(A). Pursuant to this regulation, the Registrant hereby agrees to furnish a copy of any such instrument to the Commission upon request.

5.01* Opinion of Robert S. Feit, Esq., General Attorney and Assistant Secretary of the Registrant, as to the legality of the securities being registered.

8.01               Opinion of Wachtell, Lipton, Rosen & Katz as to certain U.S.
                   federal income tax matters.

8.02 Opinion of Latham & Watkins as to certain U.S. federal income tax matters.

23.01* Consent of Robert S. Feit, Esq., General Attorney and Assistant Secretary of the Registrant (included in Exhibit 5.01).

23.02*             Consent of Wasserstein Perella & Co., Inc.

23.03*             Consents of PricewaterhouseCoopers LLP.

23.04*             Consent of KPMG LLP.

23.05*             Consent of KPMG LLP.

23.06*             Consent of Arthur Andersen LLP.

------------------------
*Previously filed.

EXHIBIT
  NO.
-------

23.07*             Consent of Arthur Andersen & Co.

23.08*             Consent of KPMG LLP

23.09*             Consent of Wachtell, Lipton, Rosen & Katz (included in
                   Exhibit 8.01).

23.10*             Consent of Latham & Watkins (included in Exhibit 8.02).

24.01*             Powers of attorney.

99.01* Option Agreement, dated as of October 2, 1998, between the Registrant and Vanguard (included as Appendix B to the Proxy Statement/Prospectus).

99.02* Voting Agreements, dated as of October 2, 1998, between the Registrant and Haynes G. Griffin, Stephen R. Leeolou, L. Richardson Preyer, Jr., Stuart S. Richardson, Piedmont Harbor-Piedmont Associates Limited Partnership and the Smith Richardson Foundation, Inc. (incorporated by reference to
                   Exhibit 3 to the Schedule 13D filed by the Registrant with respect to Vanguard on October 2, 1998).

99.03* Charitable Trust and Family Foundation Voting Agreements, dated as of December 22, 1998, between the Registrant and The Haynes G. Griffin 1998 Charitable Remainder Unitrust, the Griffin Family Foundation, The Stephen R. and Mary D. Leeolou 1998 Charitable Remainder Unitrust, the Leeolou Family Foundation, the Lunsford Richardson Preyer, Jr. Charitable Remainder Unitrust and the Preyer-Jacobs Foundation (incorporated by reference to Exhibit 7 to Amendment No. 2 to the Schedule 13D filed by the Registrant with respect to Vanguard on January 4, 1999).

99.04* Letter Agreement, dated December 28, 1998, between the Registrant and Vanguard regarding the Executive Loan Program (incorporated by reference to Exhibit 6 to Amendment No. 2 to the Schedule 13D filed by the Registrant with respect to Vanguard on January 4, 1999).

99.05*             Form of Vanguard Proxy Card.

99.06*             Form of Election and Letter of Transmittal.




-----------------------
* Previously filed.